EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated January 29, 1999, except for note 18 as to which the date is March 12, 1999, accompanying the consolidated financial statements of FLAG Financial Corporation and subsidiaries incorporated by reference in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."


                                         /s/ PORTER KEADLE MOORE, LLP

Atlanta, Georgia
July 27, 1999